EXHIBIT 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Equity Owned by Parent
199 Sunbeam Realty, LLC	Delaware	100%
Cybervista LLC	Delaware	100%
Dekko Acquisition Parent, Inc.	Delaware	100%
Group Dekko Holdings Inc.	Delaware	100%
Group Dekko, Inc.	Indiana	100%
Dekko Global Enterprise, LLC	Indiana	100%	(a)
Grupo Dekko Mexico SA de CV	Mexico	100%	(b)
Forney Corporation	Delaware	100%
Forney Maquila, LLC	Delaware	100%
FMMX S. de R.L. de C.V.	Mexico	100%	(c)
FSM S. de R.L. de C.V	Mexico	100%	(d)
Graham Media Group, Inc.	Delaware	100%
Graham Media Group, Florida, Inc.	Florida	100%
Graham Media Group, Houston, Inc	Delaware	100%
Graham Media Group, Michigan, Inc.	Delaware	100%
Graham Media Group, Orlando, Inc.	Delaware	100%
Graham Media Group, San Antonio, Inc.	Delaware	100%
SocialNewsDesk	Florida	100%
Joyce/Dayton Corporation	Ohio	100%
EDrive Actuators, Inc.	Connecticut	100%
Int’l Bellows & Covers, Inc.	Delaware	100%
Lowly Worm Holdings, Inc.	Delaware	100%
Kaplan, Inc.	Delaware	99.44%
Kaplan Netherlands B.V.	The Netherlands	100%
Kaplan Holdings Limited	Hong Kong	100%
Kaplan Financial (HK) Limited	Hong Kong	100%
Kaplan Language Training (HK) Limited	Hong Kong	100%
Kaplan Institute Limited	Hong Kong	100%
Shanghai Kaplan Education Investment Consulting Co. Ltd.	China (PR)	100%
Kaplan Singapore Pte. Ltd.	Singapore	100%
Kaplan Learning Institute Pte. Ltd	Singapore	100%
Kaplan Higher Education Institute Pte. Ltd	Singapore	100%
Kaplan Higher Education (HK) Limited	Hong Kong	100%
Kaplan Higher Education Academy Pte. Ltd.	Singapore	100%
Lotus Advertising Pte. Ltd	Singapore	100%
Brightstar Investment and Education Joint Stock Company	Vietnam	49%
The Financial Training (Shanghai) Co., Ltd.	China (PR)	100%
Shanghai Kai Bo Education Investment Management Co. Limited	China (PR)	100%	(e)
Shanghai Kai Chuang Educational Consulting Co. Ltd.	China (PR)	85%
Shanghai Kai Bo School	China (PR)	100%
Coxcourt Limited	Ireland	100%
Accountancy & Business College Holdings Limited	Ireland	100%	(f)
Accountancy & Business College (Ireland) Limited	Ireland	100%
Methley Limited	Ireland	100%
Kitagarth Services	Ireland	100%
European Business School (Ireland) Limited	Ireland	100%
LSB College Limited	Ireland	100%
The Dublin Business School Limited	Ireland	100%
DBS Educational Services Malaysia SDN.BHD.	Malaysia	100%
AdviseStream, Inc.	Delaware	100%
Bootcamp Education Inc.	California	100%
Campus Compliance Solutions, LLC	Delaware	100%
Kaplan International, Inc.	Delaware	100%

Kaplan Test Prep and Admissions Limited	England & Wales	100%
Kaplan (Canada) Ltd.	Ontario	100%
U.S. CPA ExamPrep, Inc.	Ontario	100%
Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	100%	(g)
Education HR Services Mexico, S. de R.L. de C.V.	Mexico	100%	(g)
Kaplan English Colleges Pty Limited	Australia	100%
Kaplan International (Cairns) Pty Limited	Australia	100%
Kaplan International (Brisbane) Pty Limited	Australia	100%
Kaplan Higher Education, LLC	Delaware	100%
Andon Colleges, Inc.	California	100%
DEST Education Corporation	California	100%
California Academy of Merchandising, Art & Design, Inc.	Delaware	100%
Texas Educational Ventures, LP	Texas	100%	(h)
Iowa College Acquisition, LLC	Delaware	100%
DF Institute, LLC	Illinois	100%
SmartPros, Ltd.	Delaware	100%
Loscaozo Associates, Ltd.	New Jersey	100%
SmartPros Legal and Ethics, Ltd	Massachusetts	100%
SMM, Ltd	New Jersey	100%
Insight Schools, Inc.	Oregon	100%
Kaplan University PTY LTD	Australia	100%
Maric Learning Systems	California	100%
New Hampshire Acquisition Corp.	Delaware	100%
Hesser, Inc.	New Hampshire	100%
Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%
RETS Acquisition Corp.	Massachusetts	100%
StudentAdvisor, LLC	Delaware	100%
KV EdTech Partners LLC	Delaware	100%
Kaplan Mexico Holdings, LLC	Delaware	100%
Kaplan (India) Private Limited	India	100%	(i)
Kaplan (PR) Inc.	Puerto Rico	100%
Learningpod, Inc.	Delaware	100%
MG Prep, Inc.	New York	100%
Manhattan GMAT Limited	England & Wales	100%
Kaplan K12 Learning Services, LLC	Delaware	100%
Kaplan Test Prep International, Inc.	California	100%
Kaplan International North America, LLC	California	100%
Kaplan Global Solutions, LLC	Delaware	100%
Kaplan International English (Thailand), Co. Ltd.	Thailand	99.99%	(j)
Hands On Consulting Limited	Hong Kong	100%
Hands On Education Consultants Co., Ltd.	Thailand	100%	(k)
Kaplan U.K. Limited	England & Wales	100%
Aspect Education Limited	England & Wales	100%
ILA Education (NZ) Limited	New Zealand	100%
ILA South Pacific Limited	New Zealand	100%
Kaplan International English (Australia) Pty Limited	Australia	100%
Aspect ILA Sydney Pty Limited	Australia	100%
Kaplan International (Perth) Pty Limited	Australia	100%
Kaplan Japan K.K.	Japan	100%
BEO Limited	Hong Kong	100%
BEO KK	Japan	100%
BEO UK Limited	England & Wales	100%
Aspect (Beijing) Education Information Consulting Co. Ltd.	China (PR)	100%
Pacific Language Institute, Inc.	British Columbia	100%
Aspect Education UK Limited	England & Wales	100%
Aspect Educational Services Limited	England & Wales	100%
Aspect International Language Academies Limited	England & Wales	100%
Aspect International Language Schools Limited	Ireland	100%

Aspect InternationaleSprachschule GmbH	Germany	100%
Aspect Language Schools Limitada	Columbia	100%
Aspect Language Schools Limited	Switzerland	100%
Aspect S.A.R.L. France	France	100%
Aspect Education (Hong Kong) Limited	Hong Kong	100%
Kaplan International Colleges, C.A.	Venezuela	100%	(l)
Kaplan International Operations Mexico, S.A. de C.V.	Mexico	100%	(m)
KI HR Services Mexico, S.A. de C.V.	Mexico	100%	(m)
Pro Linguis	Switzerland	100%
West of England Language Services Limited	England & Wales	100%
The Salisbury School of English Limited	England & Wales	100%
Kaplan International (Manly) Pty Limited	Australia	100%
Kaplan International Holdings Limited	England & Wales	100%
Kaplan Higher Education Limited	England & Wales	100%
Tecnologias Servicios Logisticos y Aplicaciones, S.A.U.	Spain	100%
Kaplan Financial Limited	England & Wales	100%
Altior Limited	England & Wales	100%
Altior Consulting & Training Limited	England & Wales	100%
Hawksmere Limited	England & Wales	100%
Holborn College Limited	England & Wales	100%
Kaplan International Colleges U.K. Limited	England & Wales	100%
Kaplan Colleges Private Limited	India	100%
Kaplan International Colleges (Private) Limited	Pakistan	100%
Kaplan Glasgow Limited	England & Wales	100%
Kaplan International Colleges Limited	Nigeria	100%	(n)
Kaplan Liverpool Limited	England & Wales	100%
Kaplan NT Limited	England & Wales	100%
Kaplan US Limited	England & Wales	100%
Kaplan International College London Limited	England & Wales	100%
Kaplan Brighton Limited	England & Wales	100%
Kaplan UWE Limited	England & Wales	100%
Kaplan Bournemouth Limited	England & Wales	100%
Kaplan Bath Limited	England & Wales	100%
Kaplan York Limited	England & Wales	100%
University of York International Pathway College LLP	England & Wales	45%
Kaplan Partner Services HK Limited	Hong Kong	100%	(o)
Kaplan Law School Limited	England & Wales	100%
Kaplan Open Learning Limited	England & Wales	100%
Kaplan Open Learning (Essex) Limited	England & Wales	100%
Kaplan Publishing Limited	England & Wales	100%
Kaplan Professional Awards Limited	England & Wales	100%
Mander Portman Woodward Limited	England & Wales	100%
Kensington Student Services Limited	England & Wales	100%
Justin Craig Education Holdings Limited	England & Wales	100%
Justin Craig Education Limited	England & Wales	100%
Kaplan Australia Holdings Pty Limited	Australia	100%
Kaplan Australia Pty Limited	Australia	100%
Kaplan Carrick Pty Ltd	Australia	100%
Kaplan International (Melbourne & Adelaide) Pty Limited	Australia	100%
Carrick Higher Education Pty Ltd	Australia	100%
CMC - Training at Work Pty Ltd	Australia	100%
Carrick Education Group Pty Ltd	Australia	100%
Asia Pacific Finance Institute Pty Ltd	Australia	100%
Kaplan Higher Education Pty Limited	Australia	100%
Kaplan Business School Pty Limited	Australia	100%
Bradford College Australia Pty Ltd	Australia	100%
Tribeca Learning Pty Limited	Australia	100%
Kaplan Education Pty Limited	Australia	100%

Score! Learning, Inc.	Delaware	95.85%
eScore.com, Inc.	Delaware	100%
Score! Educational Centers, Inc.	California	100%
PCH, Inc.	Delaware	100%
Celtic Healthcare, Inc.	Nevada	80%
Celtic Healthcare of Carlisle, Inc.	Pennsylvania	80%
Celtic Healthcare of E. MO, LLC	Pennsylvania	80%
Celtic Healthcare of S. IL, LLC	Pennsylvania	80%
Celtic Living Assistance Services, LLC	Pennsylvania	80%
Celtic Homecare, Inc.	Pennsylvania	80%
Celtic Support Services, Inc.	Pennsylvania	80%
Celtic Rehabilitation, Inc.	Pennsylvania	80%
Celtic Healthcare of NC PA, LLC	Pennsylvania	80%
Celtic Healthcare of NE PA, Inc.	Pennsylvania	80%
Celtic Healthcare of Westmoreland, LLC	Pennsylvania	32.31%
Celtic Geriatric Care Management, Inc.	Pennsylvania	80%
Celtic Hospice & Palliative Care Services of Carlisle, Inc.	Pennsylvania	80%
Celtic Hospice & Palliative Care Services of E. MO, LLC	Pennsylvania	80%
Celtic Hospice & Palliative Care Services of NC PA, LLC	Pennsylvania	80%
Celtic Hospice & Palliative Care Services of S. IL, LLC	Pennsylvania	80%
Celtic Healthcare of NE Ohio, Inc.	Ohio	80%
Celtic Community Services of NE Ohio, Inc.	Ohio	80%
Celtic Healthcare of Maryland, Inc.	Maryland	80%
Celtic Hospice & Palliative Care Services, LLC	Pennsylvania	25.82%
Celtic Hospice & Palliative Care Services of Westmoreland, LLC	Pennsylvania	48%
Celtic Private Care of IL & MO, LLC	Pennsylvania	80%
Home Health Utilization Management, LLC	Pennsylvania	80%
Celtic Healthcare Technology Solutions, LLC	Pennsylvania	80%
Post NW, LLC	New York	100%
Residential Healthcare Group, Inc.	Delaware	80%
RHH Holdings Co.	Michigan	80%
Residential Home Health, LLC	Michigan	80%
Care Transition Specialists, LLP	Michigan	80%
Residential Hospice, LLC	Michigan	80%
RHM-KCINO, LLC	Michigan	80%
RHH Ventures Illinois, LLC	Illinois	80%
Social Code LLC	Delaware	100%
The Slate Group, LLC	Delaware	100%

________________________

(a)
Group Dekko Holdings Inc. owns 40% of the Capital Units of Dekko Global Enterprise, LLC and Group Dekko, Inc. owns 60% of Capital Units of Dekko Global Enterprise LLC. The combined ownership by Group Dekko Holdings Inc. and Group Dekko, Inc. in Dekko Global Enterprise, LLC is 100%.

(b)
Dekko Global Enterprise, LLC owns 99.998% of Type A Common Stock of Grupo Dekko Mexico, S.A. de C.V. and Group Dekko Holdings, Inc. owns .002% of Type A Common Stock of Grupo Dekko Mexico, S.A. de C.V. Dekko Global Enterprise, LLC owns 100% of Type B Common Stock of Grupo Dekko Mexico, S.A. de C.V. The combined ownership by Dekko Global Enterprise, LLC and Group Dekko Holdings, Inc. in Grupo Dekko Mexico, S.A. de C.V. is 100%.

(c)	Forney Corporation owns .03% and Forney Maquila, LLC owns 99.97% of FMMX S. de R.L. de C.V. The combined ownership of Forney Maquila, LLC and Forney Corporation in FMMX S. de R.L. de C.V. is 100%.

(d)
Forney Maquila, LLC owns .03% and FMMX s. de R.L. de C.V. owns 99.97% of FSM S. de R.L. de C.V. The combined ownership of Forney Maquila, LLC and FMMX S. de R.L. de C.V. in FSM S. de R.L. de C.V. is 100%.

(e)
Shanghai Kaplan Education Investment Consulting Co. Ltd also owns 52.5% stock in Shanghai Kai Bo Education Investment Management Co. Limited. The combined ownership of The Financial Training (Shanghai) Co., Ltd and

Shanghai Kaplan Education Investment Consulting Co. Ltd in Shanghai Kai Bo Education Investment Management Co. Limited is 100%.

(f)
Coxcourt Limited also owns 43.11% voting stock in Accountancy & Business College Holdings Limited. The combined stock ownership of Kaplan Netherlands B.V. and Coxcourt Limited in Accountancy & Business College Holdings Limited is 100%.

(g)
Kaplan Mexico Holdings, LLC also owns 1% stock in Kaplan Educational Services de Mexico, S. de R.L. de C.V. and Education HR Services Mexico, S. de R.L. de C.V. The combined ownership of Kaplan, Inc. and Kaplan Mexico Holdings, LLC in Kaplan Educational Services de Mexico, S. de R.L. de C.V. and Education HR Services Mexico, S. de R.L. de C.V. is 100%.

(h)
Quest Ventures, LLC is a Limited Partner of Texas Educational Ventures, LP. The combined ownership of Educational Ventures (Texas), Inc. and Quest Ventures, LLC in Texas Educational Ventures, LP is 100%.

(i)
Kaplan Colleges Private Limited also owns 4.35% stock in Kaplan (India) Private Limited. The combined ownership of Kaplan Mexico Holdings, LLC and Kaplan Colleges Private Limited in Kaplan (India) Private Limited is 100%.

(j)
Kaplan International North America, LLC and Kaplan Test Prep International, Inc. each own 1 share or .00334% of Kaplan International English (Thailand), Co. Ltd. The combined ownership of Kaplan International North America, LLC, Kaplan Test Prep International, Inc. and Kaplan, Inc. in Kaplan International English (Thailand), Co. Ltd. is 99.99%.

(k)
Hands On Consulting Limited owns 49% stock and Kaplan International, Inc. and Kaplan Test Prep International, Inc. each own 0.002% stock of Hands On Education Consultants Co., Ltd. The combined ownership of Kaplan, Inc., Hands On Consulting Limited, Kaplan International, Inc. and Kaplan Test Prep International, Inc. in Hands On Education Consultants Co., Ltd. is 100%.

(l)
Aspect Educational Services Limited also owns 5% stock in Kaplan International Colleges, C.A. The combined ownership of Aspect Educational Services Limited and Aspect Education Limited in Kaplan International Colleges, C.A. is 100%.

(m)
Aspect Educational Services Limited also owns .002% equity in Kaplan International Operations Mexico, S.A. de C.V. and KI HR Services Mexico, S.A. de C.V. The combined ownership of Aspect Education Limited and Aspect Educational Services Limited in Kaplan International Operations Mexico, S.A. de C.V. and KI HR Services Mexico, S.A. de C.V. is 100%.

(n)
Kaplan International Holdings Limited also owns 1 share or .00001% of Kaplan International Colleges Limited. The combined ownership of Kaplan International Holdings Limited and Kaplan International Colleges U.K. Limited in Kaplan International Colleges Limited is 100%.

(o)
Kaplan NT Limited, Kaplan Liverpool Limited, Kaplan Glasgow Limited, Kaplan US Limited, Kaplan International College London Limited, Kaplan UWE Limited, Kaplan Bournemouth Limited and Kaplan Brighton Limited each owns 12.5% of Kaplan PartnerServices HK Limited. The combined ownership of Kaplan NT Limited, Kaplan Liverpool Limited, Kaplan Glasgow Limited, Kaplan US Limited, Kaplan International College London Limited, Kaplan UWE Limited, Kaplan Bournemouth Limited and Kaplan Brighton Limited is 100%.

As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.